Exhibit d.(i).b

Schedule A

List of Portfolios

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. dated March 14, 2016, is effective as of January 1, 2020.

HARTFORD SERIES FUND, INC.
ON BEHALF OF:

Hartford Balanced HLS Fund[1]
Hartford Capital Appreciation HLS Fund[1]
Hartford Disciplined Equity HLS Fund[1]
Hartford Dividend and Growth HLS Fund[1]
Hartford Global Growth HLS Fund[1]
Hartford Healthcare HLS Fund[1]
Hartford High Yield HLS Fund[1]
Hartford International Opportunities HLS Fund[1]
Hartford MidCap HLS Fund[2]
Hartford MidCap Value HLS Fund[1]
Hartford Small Company HLS Fund[1]
Hartford Stock HLS Fund[1]
Hartford Total Return Bond HLS Fund[1]
Hartford Ultrashort Bond HLS Fund[1]
Hartford Value HLS Fund[1]

HARTFORD HLS SERIES FUND II, INC.
ON BEHALF OF:

Hartford Growth Opportunities HLS Fund[1]
Hartford MidCap Growth HLS Fund[1]
Hartford Small Cap Growth HLS Fund[2]
Hartford U.S. Government Securities HLS Fund[1]

1 Effective as of March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016

2 Effective as of April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. dated March 14, 2016, is effective as of January 1, 2020.

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund1

Average Daily Net Assets	Annual Rate
First $250 million	0.6800%
Next $250 million	0.6550%
Next $500 million	0.6450%
Next $4 billion	0.5950%
Next $5 billion	0.5925%
Amount Over $10 billion	0.5900%

Hartford Capital Appreciation HLS Fund1, Hartford Dividend and Growth HLS Fund1and Hartford International Opportunities HLS Fund1

Average Daily Net Assets	Annual Rate
First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford Disciplined Equity HLS Fund1

Average Daily Net Assets	Annual Rate
First $250 million	0.7500%
Next $250 million	0.6500%
Next $500 million	0.6000%
Next $4 billion	0.5800%
Next $5 billion	0.5700%
Amount Over $10 billion	0.5600%

Hartford Value HLS Fund1

Average Daily Net Assets	Annual Rate
First $250 million	0.6900%
Next $250 million	0.6425%
Next $500 million	0.6325%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford Global Growth HLS Fund1 and Hartford MidCap HLS Fund2

Average Daily Net Assets	Annual Rate
First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $4 billion	0.6250%
Next $5 billion	0.6225%
Amount Over $10 billion	0.6200%

Hartford Healthcare HLS Fund1

Average Daily Net Assets	Annual Rate
First $250 million	0.8500%
Next $250 million	0.8000%
Next $4.5 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

Hartford High Yield HLS Fund1

Average Daily Net Assets	Annual Rate
First $500 million	0.7000%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6150%
Next $5 billion	0.6050%
Amount Over $10 billion	0.5950%

Hartford MidCap Value HLS Fund1

Average Daily Net Assets	Annual Rate
First $500 million	0.8000%
Next $500 million	0.7250%
Next $1.5 billion	0.6750%
Next $2.5 billion	0.6700%
Next $5 billion	0.6650%
Amount Over $10 billion	0.6600%

Hartford Ultrashort Bond HLS Fund1

Average Daily Net Assets	Annual Rate
First $5 billion	0.4000%
Next $5 billion	0.3800%
Amount Over $10 billion	0.3700%

Hartford Small Company HLS Fund1

Average Daily Net Assets	Annual Rate
First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $500 million	0.6000%
Next $3.5 billion	0.5500%
Next $5 billion	0.5300%
Amount Over $10 billion	0.5200%

Hartford Stock HLS Fund1

Average Daily Net Assets	Annual Rate
First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $4 billion	0.4500%
Next $5 billion	0.4475%
Amount Over $10 billion	0.4450%

Hartford Total Return Bond HLS Fund1

Average Daily Net Assets	Annual Rate
First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $1.5 billion	0.4500%
Next $2.5 billion	0.4450%
Next $5 billion	0.4300%
Amount Over $10 billion	0.4200%

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund1

Average Daily Net Assets	Annual Rate
First $100 million	0.7000%
Next $4.9 billion	0.6000%
Next $5 billion	0.5975%
Amount Over $10 billion	0.5950%

Hartford MidCap Growth HLS Fund1

Average Daily Net Assets	Annual Rate
First $500 million	0.8000%
Next $500 million	0.7500%
Next $2 billion	0.7000%
Next $2 billion	0.6900%
Next $5 billion	0.6800%
Amount Over $10 billion	0.6700%

Hartford Small Cap Growth HLS Fund2

Average Daily Net Assets	Annual Rate
First $100 million	0.7000%
Next $4.9 billion	0.6000%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

Hartford U.S. Government Securities HLS Fund1

Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.4450%
Next $1.5 billion	0.4400%
Next $2.5 billion	0.4350%
Next $5 billion	0.4300%
Amount Over $10 billion	0.4200%

1 Effective as of March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016

2 Effective as of April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016